CAUSE NO. DC-19-04207

GREENWAY TECHNOLOGIES, INC. Plaintiff, v. MICHAEL R. WARNER, D.D.S, PH.D., ESTATE OF BETTY A. WARNER, T.CRAIG TAKACS, DYNALYST CORPORATION, BLEST, LTD., SAM H. ADAMS, PINE SPRING CAPITAL, BEREAN INVESTMENTS, LLC, BEREAN PURSUITS, LLC, JAMES B. NEWTON, M.D., BARBARA J. NEWTON, DAVID R. MAYEUX, JANIE MAYEUX, DJM LEGACY INVESTMENTS, LP, STRATEGIC FAMILY VENTURES, LLC, GREER FAMILY TRUST AGREEMENT, JIM HYLTON, TIMOTHY HALDEN, RICHARD MITCHEN, FMW MEDIA WORKS CORPORATION D/B/A OTC COMPANIES, DAVID DEISON, PETER DEISON, RICHARD J. HALDEN Defendants.	§ §	IN THE DISTRICT COURT 298th JUDICIAL DISTRICT DALLAS COUNTY, TEXAS

AGREED ORDER OF DISMISSAL WITHOUT PREJUDICE

On this date came on before the Court to be considered the agreement between and request of Plaintiff and Defendants to dismiss the above-styled and numbered cause, and the Court finds that the parties' request is well-taken and should be granted. Therefore, it is

ORDERED that any and all claims, counterclaims, and causes of action brought by the respective parties or which could have been brought by the respective parties in this proceeding shall be and are hereby dismissed without prejudice to re-filing same; and it is

FURTHER ORDERED that all costs incurred herein be taxed against ~~the party incurring same.~~ Plaintiff.

This Order disposes of all parties and all claims pending before the Court and is final and appealable.

SIGNED this 26 day of November 2019.

Judge Presiding

AGREED:

Jeffrey W. Hellberg, Jr.
Attorney for Plaintiff
Greenway Technologies, Inc.

Tim Mendolia
Attorney for Defendants
Michael R. Warner, D.D.S., PH.D., Estate of Betty A. Warner, T. Craig Takacs, Blest, Ltd., Sam H. Adams, Berean Investments, LLC, Berean Pursuits, LLC, James B. Newton, M.D., Barbara J. Newton, Timothy Halden, David Deison, Peter Deison and Richard J. Halden